UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: October 27, 2005

NALCO HOLDINGS LLC

Delaware        73-1683500
(State of Incorporation) (Commission File Number) (IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL 60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

The Compensation Committee for Nalco Holding Company, parent of Nalco Holdings LLC, at its October 24, 2005 meeting authorized: (a) an amendment to the Nalco Company Non-Qualified Defined Benefit Plan to reflect the new requirements of Section 409A of the Internal Revenue Code for non-qualified deferred compensation and (b) an adjustment to the targets for the Company’s Management Incentive Plan, Long-Term Cash Incentive Plan and Profit Sharing and Savings Plan. The adjustments permit partial payments if Adjusted EBITDA is achieved at or above $609 million, which is the mid-point of the Company’s September forecast for Adjusted EBITDA growth of 3 to 5 percent. The adjustments were made in order to maintain appropriate employee performance incentives for the balance of the year to achieve this previously forecast performance while recognizing the impacts of Hurricanes Katrina and Rita on the Company’s performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDINGS LLC

/s/ Stephen N. Landsman
Secretary
Date: October 27, 2005